Exhibit 3.2
BYLAWS
OF
UNITEDHEALTH GROUP INCORPORATED
A Delaware Corporation
(Effective as of July 1, 2015)
ARTICLE I
OFFICES, CORPORATE SEAL
Section 1.01. Registered Office. The address of the corporation’s registered office in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, DE 19801, County of New Castle. The name of the corporation’s registered agent at such address is The Corporation Trust Company.
Section 1.02. Other Offices. The corporation may have such other offices, within or without the State of Delaware, as the corporation shall, from time to time, determine.
Section 1.03. Corporate Seal. The corporation shall have no seal.
ARTICLE II
MEETINGS OF SHAREHOLDERS
Section 2.01. Place and Time of Meetings. All meetings of the shareholders of the corporation shall be held at such place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors or stated in the notice of the meeting or duly executed waivers thereof. The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held by means of remote communication as authorized by Section 211 of the Delaware General Corporation Law, as amended.
Section 2.02. Annual Meetings.

(a)	An annual meeting of the shareholders shall be held once each year on such date as the Board of Directors shall by resolution establish and stated in the notice of the meeting.

(b)
At the annual meeting of the shareholders, voting as provided in the Certificate of Incorporation and these Bylaws, the shareholders shall elect qualified successors for directors who serve for an indefinite term or whose terms have expired or are due to expire within six months after the date of the meeting and shall transact such other business as specified in the notice of meeting or may properly come before them. All matters shall be determined by a majority in voting power of the shares present in person or represented by proxy and entitled to vote on the matter, provided that a quorum is present, except when a different vote is required by express provision of law, the Certificate of Incorporation or these Bylaws.

(c)
Unless provided otherwise by a resolution adopted by the Board of Directors, the Chief Executive Officer shall, when present, act as the chair of all meetings of the shareholders. In the absence of the Chief Executive Officer, the Chair of the Board, or in his or her absence, the President shall act as chair of the meeting. The Secretary of the corporation or a person designated by the chair of the meeting shall act as secretary of the meeting. Unless otherwise approved by the chair of the meeting, attendance at the shareholders’ meeting is restricted to shareholders of record, persons authorized in accordance with these Bylaws to act by proxy, and officers of the corporation. The chair of the meeting may (i) restrict attendance at any time to bona fide shareholders of record and their proxies and other persons in attendance at the invitation of the chair of the meeting or the Board of Directors, (ii) restrict use of audio or video recording devices at the meeting, and (iii) impose reasonable limits on the amount of time taken up at the meeting on discussion in general or on remarks by any one shareholder. Should any person in attendance become unruly or obstruct the meeting proceedings, the chair of the meeting shall have the power to have such person removed from the meeting. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at a meeting except in accordance with the procedures set forth in Section 2.11 and Section 3.03. The chair of the meeting, in addition to making any other determination that may be appropriate to the conduct of the meeting, shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the provisions of Section 2.11 and Section 3.03, and if the chair of the meeting should so determine that any proposed nomination or business is not in compliance with such sections, the chair of the meeting shall so declare to the meeting that such defective nomination or proposal shall be disregarded.
Section 2.03. Special Meetings.

(a)
Special meetings of the shareholders may be held at any time and for any purpose and may be called by the Chief Executive Officer, the Chair of the Board, the Chief Financial Officer, any two directors or by a shareholder or shareholders holding twenty‑five percent (25%) or more of the voting power of the shares entitled to vote on the matters to be presented at the meeting. The Board of Directors may designate that the special meeting is to be held solely by remote communication.

(b)
The business transacted at a special meeting shall be limited to the purpose or purposes stated in the notice of the meeting. For a special meeting to be called by a shareholder, in addition to any other applicable requirements, the shareholder must give written notice in proper form of such shareholder’s demand for a special meeting to the Chief Executive Officer or Chief Financial Officer of the corporation. To be in proper form, each such notice shall be in writing and shall set forth as to each matter the shareholder proposes to bring before the special meeting: (i) a complete description of the business desired to be brought before the special meeting and the reasons for conducting such business at the special meeting, (ii) the name and address of the shareholder proposing such business and the name and address of any Associated Person (as defined below) of such shareholder, (iii) the class or series and number of shares of capital stock of the corporation which are held of record or beneficially owned (directly or indirectly) by, or represented by proxy in favor of, such shareholder or any Associated Person of such shareholder, as of the record date for the meeting (if such date shall then have been made publicly available), as of the date of the notice, and as of each of 60 days prior to the date of such notice and one year prior to the date of such notice, (iv) a description of any other direct or indirect positions, agreements or understandings to which such shareholder or any Associated Person of such shareholder is a party (including hedged positions, short positions, options, derivatives, convertible securities and any other stock appreciation, stock depreciation or voting interests) which provide the opportunity to profit or share in any profit derived from any increase or decrease in the value of the shares of the corporation (any of the foregoing, a “Derivative Position”), (v) a description of any proxy, contract, arrangement, understanding or relationship between such shareholder or any Associated Person of such shareholder and any other person or entity or combination thereof (including their names and addresses) in connection with the proposal of such business by such shareholder or pursuant to which such shareholder or any Associated Person of such shareholder has a right to vote any stock of the corporation, (vi) a description of any proportionate interest in the stock of the corporation or Derivative Positions with respect to the corporation held, directly or indirectly, by a general or limited partnership in which such shareholder or any Associated Person of such shareholder is a general partner or, directly or indirectly, beneficially owns an interest in such a general partner, (vii) a representation that the shareholder is a holder of record or beneficial owner of shares of the corporation entitled to vote at the special meeting and intends to appear in person or by proxy at the meeting to propose the business specified in the notice, (viii) a description of any interest of the shareholder or any Associated Person of such shareholder in such business, including any anticipated benefit therefrom, (ix) such other information as would be required to be included in a proxy statement or other filings required to be filed with the Securities and Exchange Commission (the “SEC”) if, with respect to any such item of business, such shareholder were a participant in a solicitation subject to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Proxy Rules”), and (x) a representation that the shareholder will update and supplement the notice to the Secretary to the Board of Directors of the corporation in writing, so that the notice is true and correct, in all material respects, as of the record date for the meeting (which update must be received by the Secretary to the Board of Directors not less than 5 business days after the record date). In addition, if any of the foregoing information changes in any material respect from the date the notice is received through the date of the meeting, the shareholder shall promptly supplement such information to reflect such change by notice in writing to the Secretary to the Board of Directors at the corporation’s principal executive offices. Notwithstanding anything in these Bylaws to the contrary, no business shall be considered properly brought before a special meeting by a shareholder unless it is brought in accordance with the procedures set forth in this Section 2.03. In addition to the requirements of this Section 2.03, the nomination of a person for election as a director at a special meeting called for the purpose of electing directors must also be made in accordance with the procedures set forth in Section 3.03. The chair of the special meeting of the shareholders or the Secretary to the Board of Directors, may, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the foregoing procedures, and if such officer should so determine, such officer shall so declare to the meeting and that business shall be disregarded. If the chair of the special meeting of the shareholders or the Secretary to the Board of Directors determines that any business was not brought in accordance with the foregoing procedures, such business shall be void and shall be disregarded for all purposes.

(c)
For purposes of this Section 2.03, Section 2.11 and Section 3.03, “Associated Person” of any shareholder shall mean (i) any nominee proposed by such shareholder to serve on the corporation’s Board of Directors, (ii) any member of the immediate family of such shareholder or proposed nominee(s) sharing the same household with such shareholder or proposed nominee(s), (iii) any person controlling, controlled by, or under common control with, such shareholder or proposed nominee(s), (iv) any person acting in concert or as part of a group (within the meaning of the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder) with such shareholder or proposed nominee(s), or (v) any beneficial owner of shares of stock of the corporation owned of record or beneficially by such shareholder or proposed nominee(s).

Section 2.04. Quorum, Adjourned Meetings. The holders of a majority of the stock issued and outstanding and entitled to vote shall constitute a quorum for the transaction of business at any annual or special meeting. In case a quorum shall not be present at a meeting, those present shall, have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting. If the adjournment is for less than 30 days and if after the adjournment a new record date is not fixed for the adjourned meeting, a notice of the adjourned meeting shall not be given, except as required by resolution of the Board of Directors. If a quorum is present, a meeting may be adjourned from time to time without notice other than announcement at the meeting. At adjourned meetings at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed. If a quorum is present, the shareholders may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting. If the adjournment is for less than 30 days and if after the adjournment a new record date is not fixed for the adjourned meeting, a notice of the adjourned meeting shall not be given, except as required by resolution of the Board of Directors.
Section 2.05. Voting; Proxies. At each meeting of the shareholders, every shareholder having the right to vote shall be entitled to vote either in person or by proxy, but no proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A shareholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary to the Board of Directors a revocation of the proxy or a new proxy bearing a later date. Each shareholder, unless the Certificate of Incorporation or statute provide otherwise, shall have one vote for each share having voting power registered in such shareholder’s name on the books of the corporation. Jointly owned shares may be voted by any joint owner unless the corporation receives written notice from any one of them denying the authority of that person to vote those shares. All questions shall be decided by the affirmative vote of the holders of a majority of the voting power of the shares present and entitled to vote on that item of business, except if otherwise required by statute, the Certificate of the Incorporation, or these Bylaws.
Section 2.06. Fixing the Record Date. In order that the corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be less than 10 nor more than 60 days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the shareholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the determination of shareholders entitled to vote at the adjourned meeting and in such case shall also fix as the record date for shareholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for the determination of shareholders entitled to vote therewith at the adjourned meeting.
Section 2.07. Notice of Meetings. There shall be mailed to each shareholder, shown by the books of the corporation to be a holder of record of voting shares, a notice setting out the place, if any, and the time of each annual and each special meeting, the means of remote communications, if any, by which shareholders may be deemed to be present in person and vote at such meeting, the record date for determining the shareholders entitled to vote at the meeting (if such date is different from the record date for shareholders entitled to notice of the meeting). Unless otherwise provided by law, the Certificate of Incorporation or these Bylaws, the notice of any meeting shall be given not less than 10 nor more than 60 days before the date of the meeting to each shareholder entitled to vote at such meeting. Every notice of any special meeting called pursuant to Section 2.03 hereof shall state the purpose or purposes for which the meeting has been called, and the business transacted at all special meetings shall be confined to the purpose stated in the notice. Notice may be given by means of mail, or if consented to by the shareholder in a manner that complies with applicable law, facsimile, electronic mail, electronic posting, or any other form of electronic communication to which the shareholder has consented.
Section 2.08. Waiver of Notice. Notice of any annual or special meeting may be waived by any shareholder either before, at or after such meeting by electronic transmission by the person entitled to notice, or in a writing signed by the person entitled to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any shareholder so waiving notice of the meeting shall be bound by the proceedings of the meeting in all respects as if due notice thereof had been given.
Section 2.09. Shareholder Action By Written Consent. Any action required or permitted to be taken by the shareholders of the corporation must be effected at a duly called annual or special meeting of the shareholders or may be effected by a consent in writing by shareholders as provided by, and subject to the limitations in, the Certificate of Incorporation.
Section 2.10. Inspectors at Meetings of Shareholders. The Board of Directors, in advance of any meeting of shareholders, may, and shall if required by law, appoint one or more inspectors, who may be employees of the corporation, to act at the meeting or any adjournment thereof and make a written report thereof. The Board of Directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting, the chair of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall (a) ascertain the number of shares outstanding and the voting power of each, (b) determine the shares represented at the meeting, the existence of a quorum and the validity of proxies and ballots, (c) count all votes and ballots, (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and (e) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of their duties. Unless otherwise provided by the Board of Directors, the date and time of the opening and the closing of the polls for each matter upon which the shareholders will vote at a meeting shall be announced at the meeting. No ballot, proxies, votes or any revocation thereof or change thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery of the State of Delaware upon application by a shareholder shall determine otherwise. In determining the validity and counting of proxies and ballots cast at any meeting of shareholders, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for office at an election may serve as an inspector at such election.
Section 2.11. Shareholder Business to be Brought Before the Annual Meeting. For business to be properly brought before an annual meeting by a shareholder (other than the nomination of a person for election as a director, which is governed by Section 3.03, or a shareholder proposal to be included in the Company’s proxy statement, which is governed by Rule 14a‑8), a shareholder must, in addition to any other applicable requirements, provide written notice of any proposal to be submitted at an annual meeting. To be timely, such notice must be delivered to the Secretary to the Board of Directors so as to be received at the principal executive offices of the corporation not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is not within 30 days before or after such anniversary date, such notice must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first. In no event shall any adjournment or postponement of an annual meeting or the public disclosure thereof commence a new time period for the giving of a shareholder’s notice described above. To be in proper form, each such notice shall set forth as to each matter the shareholder proposes to bring before the annual meeting: (a) a complete description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address of the shareholder proposing such business and the name and address of any Associated Person of such shareholder, (c) the class or series and number of all shares of capital stock of the corporation which are held of record or beneficially owned (directly or indirectly) by, or represented by proxy in favor of, such shareholder or any Associated Person of such shareholder, as of the record date for the meeting (if such date shall then have been made publicly available), as of the date of such notice, and as of each of 60 days prior to the date of such notice and one year prior to the date of such notice, (d) a description of any Derivative Positions to which such shareholder or any Associated Person of such shareholder is a party, (e) a description of any proxy, contract, arrangement, understanding or relationship between such shareholder or any Associated Person of such shareholder and any other person or entity or combination thereof (including their names and addresses) in connection with the proposal of such business by such shareholder or pursuant to which such shareholder or any Associated Person of such shareholder has a right to vote any stock of the corporation, (f) a description of any proportionate interest in the stock of the corporation or Derivative Positions with respect to the corporation held, directly or indirectly, by a general or limited partnership in which such shareholder or any Associated Person of such shareholder is a general partner or, directly or indirectly, beneficially owns an interest in such a general partner, (g) a representation that the shareholder is a holder of record or beneficial owner of shares of the corporation entitled to vote at the annual meeting and intends to appear in person or by proxy at the meeting to propose such business, (h) a description of any interest of the shareholder or any Associated Person of such shareholder in such business, including any anticipated benefit therefrom, (i) such other information as would be required to be included in a proxy statement or other filings required to be filed with the SEC if, with respect to any such item of business, such shareholder were a participant in a solicitation subject to the Proxy Rules, and (j) a representation that the shareholder will update and supplement the notice to the Secretary to the Board of Directors of the corporation in writing, so that the notice is true and correct, in all material respects, as of the record date for the meeting (which update must be received by the Secretary to the Board of Directors not less than 5 business days after the record date). In addition, if any of the foregoing information changes in any material respect from the date the notice is received through the date of the meeting, the shareholder shall promptly supplement such information to reflect such change by notice in writing to the Secretary to the Board of Directors at the corporation’s principal executive offices. In order to include information with respect to a shareholder proposal in the corporation’s proxy statement and form of proxy for a shareholder’s meeting, shareholders must provide notice as required by, and otherwise comply with the requirements of, the Proxy Rules in addition to the requirements of this Section 2.11. Notwithstanding anything in these Bylaws to the contrary (other than the nomination of a person for election as a director, which is governed by Section 3.03 of these Bylaws), no business shall be considered properly brought before an annual meeting by a shareholder unless it is brought in accordance with the procedures set forth in this Section 2.11. The chair of the meeting or the Secretary to the Board of Directors, may, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the foregoing procedures, and if such officer should so determine, such officer shall so declare to the meeting and that business shall be disregarded. If the chair of an annual meeting of the shareholders or the Secretary to the Board of Directors determines that any business was not brought in accordance with the foregoing procedures, such business shall be void and shall be disregarded for all purposes.
Section 2.12. Remote Communication. If authorized by the Board of Directors, and subject to such guidelines and procedures as the Board may adopt, shareholders and proxy holders not physically present at a meeting of shareholders may, by means of remote communication, participate in the meeting and be deemed present in person and vote at the meeting, whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (a) the corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a shareholder or proxy holder, (b) the corporation shall implement reasonable measures to provide such shareholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (c) if any shareholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the corporation.
ARTICLE III
DIRECTORS
Section 3.01. General Powers. The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the corporation and do such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders or other person or persons.
Section 3.02. Number, Election and Term of Office. The Board of Directors shall consist of one or more members, and the number of directors may be increased or decreased from time to time by the affirmative vote of a majority of directors present at a duly held meeting at the time the action is taken or the affirmative vote of the holders of a majority of the voting power of the shares present and entitled to vote on that item of business, considered for this purpose as one class. Except as otherwise provided by law or by these Bylaws, the directors of the corporation shall be elected at the Annual Meeting of Shareholders in each year, except as provided in Section 3.03. Each of the directors shall hold office until the expiration of his or her term, as specified herein, and until such director’s successor shall have been elected and qualified, or until the earlier death, resignation, or disqualification of such director.
Section 3.03. Nomination of Director Candidates.

(a)
Nomination of candidates for election to the Board of Directors of the corporation at any meeting of the shareholders may be made only (i) by or at the direction of the Board of Directors or (ii) by a shareholder entitled to vote at such meeting only in accordance with the procedures set forth in this Section 3.03. In order to be eligible for election as a director, any director nominee must first be nominated in accordance with the provisions of these Bylaws. All such nominations, except those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary to the Board of Directors. To be timely, such notice must be delivered to the Secretary to the Board of Directors so as to be received at the principal executive offices of the corporation, in the case of an annual meeting, not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is not within

30 days before or after such anniversary date, or in the case of a special meeting called for the purpose of electing directors, such notice must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first. In no event shall any adjournment or postponement of a meeting or the public disclosure thereof commence a new time period for the giving of a shareholder’s notice as described above. Such shareholder’s notice to the Secretary to the Board of Directors shall set forth (x) the name, age, business address, residence address and the principal occupation or employment of each director nominee proposed in such notice, (y) the class or series and number of shares of capital stock of the corporation which are held of record or beneficially owned (directly or indirectly) by each such director nominee, and (z) such other information concerning each such director nominee as would be required to be included in a proxy statement or other filings required to be filed pursuant to the Proxy Rules. Such notice must also include a signed consent of each such director nominee to serve as a director of the corporation, if elected. Such shareholder’s notice to the Secretary to the Board of Directors shall also include the following information as to the shareholder giving the notice and any Associated Person of such shareholder: (A) the name and address of the shareholder giving the notice and the name and address of any Associated Person of such shareholder , (B) the class or series and number of all shares of capital stock of the corporation which are held of record or beneficially owned directly or indirectly by, or represented by proxy in favor of, such shareholder or any Associated Person of such shareholder, as of the record date for the meeting (if such date shall then have been made publicly available), as of the date of such notice, and as of each of 60 days prior to the date of such notice and one year prior to the date of such notice, (C) a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the director nominee(s) specified in the notice, (D) a representation that the shareholder (and any party on whose behalf such shareholder is acting) is qualified at the time of giving such notice to have such individual serve as the nominee of such shareholder (and any party on whose behalf such shareholder is acting) if such director nominee is elected, accompanied by copies of any notifications or filings with, or orders or other actions by, any governmental authority which are required in order for such shareholder (and any party on whose behalf such shareholder is acting) to be so qualified, (E) a description of all arrangements or understandings between such shareholder or any Associated Person of such shareholder and each nominee and any other person, entity or combination thereof (naming such persons or entities) pursuant to which the nomination or nominations are to be made by such shareholder, (F) a description of any Derivative Positions to which such shareholder or any Associated Person of such shareholder is a party with respect to the stock of the corporation, (G) a description of any proxy, contract, arrangement, understanding or relationship between such shareholder or any Associated Person of such shareholder and any other person, entity or combination thereof (including their names and addresses) in connection with the nomination or nominations to be made by such shareholder or pursuant to which such shareholder or any Associated Person of such shareholder has a right to vote any stock of the corporation, (H) a description of any proportionate interest in stock of the corporation or Derivative Positions with respect to the corporation held, directly or indirectly, by a general or limited partnership in which such shareholder is a general partner or, directly or indirectly, beneficially owns an interest in such a general partner, (I) a representation whether the shareholder (and any party on whose behalf the shareholder is acting) intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to approve the nomination and/or otherwise to solicit proxies from shareholders in support of the nomination, (J) such other information regarding such shareholder as would be required to be included in a proxy statement or other filings required to be filed with the SEC if, with respect to any such nomination or nominations to be made by such shareholder, such shareholder were a participant in a solicitation subject to the Proxy Rules, and (K) a representation that the shareholder will update and supplement the notice to the Secretary to the Board of Directors in writing, so that the notice is true and correct, in all material respects, as of the record date for the meeting (which update must be received by the Secretary to the Board of Directors not later than 5 business days after the record date). In addition, if any of the foregoing information changes in any material respect from the date the notice is received through the date of the meeting, the shareholder shall promptly supplement such information to reflect such change by notice in writing to the Secretary to the Board of Directors at the corporation’s principal executive offices. The corporation may also require any proposed director nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed director nominee to serve as an independent director or “audit committee financial expert” under applicable law, securities exchange rule or regulation or any publicly‑disclosed corporate governance guideline or committee charter of the corporation or that the corporation reasonably believes could be material to a reasonable shareholder’s understanding of (1) the independence, or lack thereof, of such director nominee and (2) the qualifications of such director nominee to serve as a director of the corporation.

(b)
Notwithstanding anything in these Bylaws to the contrary, no nomination shall be considered properly brought before a meeting by a shareholder unless it is brought in accordance with the procedures set forth in this Section 3.03. The chair of the meeting or the Secretary to the Board of Directors may, if the facts warrant, determine and declare to the meeting that a nomination was not properly brought before the meeting in accordance with the foregoing procedures, and if such officer should so determine, such officer shall so declare to the meeting and the defective nomination shall be disregarded. If the chair at a meeting of the shareholders or the Secretary of the Board of Directors determines that a director nomination was not made in accordance with the foregoing procedures, such nomination shall be void and shall be disregarded for all purposes.

Section 3.04. Chair of the Board; Lead Independent Director.

(a)
The Board of Directors may elect a director the Chair of the Board, who shall not be deemed an officer of the corporation as a result of such title. The Chair of the Board, if one is elected, shall preside at all meetings of the directors and shall have such other duties as may be prescribed, from time to time, by the Board of Directors.

(b)
If the Chair of the Board does not qualify as an independent director, as defined in the corporation’s Standards for Director Independence, the independent directors of the Board shall appoint an independent director to serve as Lead Independent Director. The Lead Independent Director shall be appointed by a majority vote of the independent directors. Any Lead Independent Director so appointed shall serve for a term ending (a) one year from the date of his or her appointment, (b) upon his or her earlier death, resignation, removal or disqualification as an independent director or (c) upon a determination by the Board that the Chair is an independent director. The Lead Independent Director may be removed as Lead Independent Director at any time with or without cause by a majority of the independent directors. The Lead Independent Director, if one is appointed, shall have such duties as may be prescribed, from time to time, by the Board of Directors.

Section 3.05. Board Meetings. Meetings of the Board of Directors may be held from time to time at such time and place within or without the State of Delaware or solely by remote communication as may be designated in the notice of such meeting.
Section 3.06. Calling Meetings; Notice. Meetings of the Board of Directors may be called by the Chair of the Board by giving at least twenty‑ four hours’ notice, or by any other director by giving at least five days’ notice, of the date, time and place or information regarding remote communication, if applicable, to each director in person or by mail, telephone, facsimile, electronic mail, electronic posting, or any other form of electronic communication.
Section 3.07. Waiver of Notice. Notice of any meeting of the Board of Directors may be waived by any director either before, at, or after such meeting orally or in a writing signed by such director. A director, by his or her attendance at any meeting of the Board of Directors, shall be deemed to have waived notice of such meeting, except where the director attends a meeting for the express purpose of objecting, at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and does not participate thereafter in the meeting.
Section 3.08. Quorum, Required Vote, Adjourned Meetings. A majority of the directors holding office immediately prior to a meeting of the Board of Directors shall constitute a quorum for the transaction of business at such meeting. The act of a majority of the directors or committee members present at any meeting at which there is a quorum shall be the act of the Board of Directors or committee, as the case may be, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors or committee thereof, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. In the event that the Board of Directors or committee is composed of an even number of persons, a majority means one‑half of the number of such persons plus one.
Section 3.09. Absent Directors. A director may give advance written or electronic consent or opposition to a proposal to be acted on at a meeting of the Board of Directors. If such director is not present at the meeting, consent or opposition to a proposal does not constitute presence for purposes of determining the existence of a quorum, but consent or opposition shall be counted as a vote in favor of or against the proposal and shall be entered in the minutes or other record of action at the meeting, if the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the director has consented or objected.
Section 3.10. Remote Communication. Any or all directors may participate in any meeting of the Board of Directors, or of any duly constituted committee thereof, by means of telephone conference or, if authorized by the Board of Directors, by such other means of remote communication through which the directors may simultaneously participate with each other during such meeting. For the purposes of establishing a quorum and taking any action at the meeting, such directors participating pursuant to this Section 3.11 shall be deemed present in person at the meeting.
Section 3.11. Vacancies: Newly Created Directorships. Vacancies in the Board of Directors of the corporation occurring by reason of death, resignation, removal or disqualification shall be filled for the unexpired term by a majority of the remaining directors of the Board although less than a quorum or the remaining sole director; newly created directorships resulting from an increase in the authorized number of directors by action of the Board of Directors as permitted by Section 3.02 may be filled by the affirmative vote of a majority of directors present at a duly held meeting at the time the action is taken. If there are no directors in office, then an election of directors may be held in the manner provided by statute.
Section 3.12. Removal. Any director or the entire Board of Directors may be removed, at any time, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except as may be provided by statute or the Certificate of Incorporation.
Section 3.13. Committees.

(a)
A resolution approved by the affirmative vote of a majority of the Board of Directors may establish committees having the authority of the Board in the management of the business of the corporation to the extent provided in the resolution. A committee shall consist of one or more directors, appointed by affirmative vote of a majority of the directors present. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Committees are subject to the direction and control of the Board of Directors, except for special litigation committees, and vacancies in the membership thereof shall be filled by the Board of Directors.

(b)
A majority of the members of the committee present at a meeting is a quorum for the transaction of business, unless a larger or smaller proportion or number is provided in a resolution approved by the affirmative vote of a majority of directors present.

(c)
Unless otherwise provided in the Certificate of Incorporation or the resolution of the Board of Directors establishing the committee, a committee may create one or more subcommittees, each consisting of one or more members of the committee, and may delegate to a subcommittee any or all of the authority of the committee.

Section 3.14. Action Without a Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all directors or members of such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writings or electronic transmissions are filed with the minutes of proceedings of the Board of Directors or committee in accordance with applicable law.
Section 3.15. Compensation. Directors who are not salaried officers of the corporation shall receive such fixed sum per meeting attended or such fixed annual sum as shall be determined, from time to time, by resolution of the Board of Directors. The Board of Directors may, by resolution, provide that all directors shall receive their expenses, if any, of attendance at meetings of the Board of Directors or any committee thereof. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving proper compensation therefor.
Section 3.16. Resignation. Any director may resign at any time by notice given in writing or by electronic transmission to the Chief Executive Officer of the corporation or to the Secretary to the Board of Directors. Such resignation shall take effect at the time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
ARTICLE IV
OFFICERS
Section 4.01. Number and Designation. The corporation shall have one or more natural persons exercising the functions of the offices of Chief Executive Officer, President, Chief Financial Officer, Treasurer and Secretary. The Board of Directors may elect or appoint such other officers or agents as it deems necessary for the operation and management of the corporation, with such powers, rights, duties, and responsibilities as may be determined by the Board of Directors, including, without limitation, one or more Vice Presidents and such assistant officers or other officers as may from time to time be elected or appointed by the Board of Directors. Each such officer shall have the powers, rights, duties and responsibilities set forth in these Bylaws unless otherwise determined by the Board of Directors.
Section 4.02. Chief Executive Officer. Unless provided otherwise by a resolution adopted by the Board of Directors, the Chief Executive Officer: (a) shall have general active management of the business of the corporation; (b) shall, when present, preside at all meetings of the shareholders; (c) shall see that all orders and resolutions of the Board of Directors are carried into effect; (d) shall sign and deliver in the name of the corporation any deeds, mortgages, bonds, contracts or other instruments pertaining to the business of the corporation, except in cases in which the authority to sign and deliver is required by law to be exercised by another person or is expressly delegated by these Bylaws or the Board of Directors to some other officer or agent of the corporation; and (e) shall perform such other duties as from time to time may be assigned by the Board of Directors.
Section 4.03. Chief Financial Officer. Unless provided otherwise by a resolution adopted by the Board of Directors, the Chief Financial Officer: (a) shall cause to be kept accurate financial records for the corporation, (b) shall cause to be deposited all monies, drafts, and checks in the name of and to the credit of the corporation in such banks and depositories as the Board of Directors shall designate from time to time, (c) shall cause to be endorsed for deposit all notes, checks and drafts received by the corporation as ordered by the Board of Directors, making proper vouchers therefor, (d) shall cause to be disbursed corporate funds and shall cause to be issued checks and drafts in the name of the corporation, as ordered by the Board of Directors, (e) shall render to the Chief Executive Officer and the Board of Directors, whenever requested, an account of all the transactions as Chief Financial Officer and of the financial condition of the corporation, and (f) shall perform such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer from time to time.
Section 4.04. President. Unless otherwise determined by the Board of Directors, the President shall be the Chief Executive Officer of the corporation. If an officer other than the President is designated Chief Executive Officer, the President shall perform such duties as may from time to time be assigned by the Board of Directors.
Section 4.05. Vice President. Each Vice President shall perform such duties as may be prescribed from time to time by these Bylaws or by the Board of Directors.

Section 4.06. Secretary. Unless provided otherwise by a resolution adopted by the Board of Directors, the Secretary: (a) shall attend all meetings of the shareholders and Board of Directors, and shall record all the proceedings of such meetings in the minute book of the corporation, (b) shall give proper notice of meetings of shareholders and Board of Directors and other notices required by law or these Bylaws, and (c) shall perform such other duties as from time to time may be assigned by the Board of Directors.
Section 4.07. Treasurer. The Treasurer shall perform such duties as may from time to time be assigned by the Chief Financial Officer or by the Board of Directors.
Section 4.08. Authority and Duties. In addition to the foregoing authority and duties, all officers of the corporation shall respectively have such authority and perform such duties in the management of the business of the corporation as may be determined from time to time by the Board of Directors. Unless prohibited by a resolution of the Board of Directors, an officer elected or appointed by the Board of Directors may, without specific approval of the Board of Directors, delegate some or all of the duties and powers of an office to other persons.
Section 4.09. Removal and Vacancies. The Board of Directors may remove any officer from office at any time, with or without cause, by a resolution approved by the affirmative vote of a majority of the directors present. Such removal, however, shall be without prejudice to the contract rights of the person so removed. A vacancy in an office of the corporation by reason of death, resignation, removal, disqualification, or otherwise may, or in the case of a vacancy in the office of the Chief Executive Officer or Chief Financial Officer shall, be filled for the unexpired term by the Board of Directors.
ARTICLE V
SHARES AND THEIR TRANSFER
Section 5.01. Certificates for Shares. The corporation may issue stock either in certificated or uncertificated form. If shares are issued in uncertificated form, each shareholder shall be entitled upon written request to a stock certificate or certificates, representing and certifying the number and kind of full shares held, signed as provided in this Section 5.01. Certificates for shares of stock shall be in such form as the Board of Directors may from time to time prescribe. The certificates for such shares shall be numbered in the order in which they shall be issued and shall be signed, in the name of the corporation, by the Chair or Vice Chair of the Board of Directors, the President or any Vice President and by the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer. Any of the signatures on the certificate may be a facsimile. Although any officer, transfer agent or registrar whose manual or facsimile signature is affixed to such a certificate ceases to be such officer, transfer agent or registrar before such certificate has been issued, it may nevertheless be issued by the corporation with the same effect as if such officer, transfer agent or registrar were still such at the date of its issue.
Section 5.02. Issuance of Shares. The Board of Directors is authorized to cause to be issued shares of the corporation up to the full amount authorized by the Certificate of Incorporation in such manner, for such consideration and on such terms as may be determined by the Board of Directors and as may be permitted by law.
Section 5.03. Transfer of Stock. The shares of stock of the corporation shall be transferable on the books of the corporation in the manner prescribed by law and in these Bylaws. Transfers of stock shall be made on the books of the corporation by the holder of record thereof in person or by his or her attorney lawfully constituted in writing upon surrender for cancellation of a certificate or certificates for the same number of shares, or other evidence of ownership if no certificates shall have been issued, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, and with such proof of the validity of the signature as the corporation or its agents may reasonably require. No transfer of stock shall be valid as against the corporation for any purpose until it shall have been entered in the stock records of the corporation by an entry showing from and to whom transferred. To the extent designated by the president or any vice president or the treasurer of the corporation, the corporation may recognize the transfer of fractional uncertificated shares, but shall not otherwise be required to recognize the transfer of fractional shares.
Section 5.04. Transfer Agents and Registrars. The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars.

Section 5.05. Loss of Certificates. The Board of Directors may direct a new certificate or uncertificated shares to be issued in place of any certificate theretofore issued by the corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the owner of the allegedly lost, stolen or destroyed certificate. When authorizing such issue of a new certificate or uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of the lost, stolen or destroyed certificate, or the owner’s legal representative to give the corporation a bond sufficient to indemnify it against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of such new certificate or uncertificated shares.
ARTICLE VI
DIVIDENDS, RECORD DATE
Section 6.01. Dividends. Subject to the provisions of the Certificate of Incorporation, of these Bylaws, and of law, the Board of Directors may declare dividends whenever, and in such amounts as, in its opinion, are deemed advisable.
Section 6.02. Record Date. Subject to any provisions of the Certificate of Incorporation, the Board of Directors may fix a date not exceeding 60 days preceding the date fixed for the payment of any dividend or other distribution or allotment of any rights or the shareholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, as the record date for the determination of the shareholders entitled to receive payment of the dividend and, in such case, only shareholders of record on the date so fixed shall be entitled to receive payment of such dividend or distribution notwithstanding any transfer of shares on the books of the corporation after the record date. If no record date is fixed, the record date shall be at the close of business on the day on which the Board of Directors adopts the resolution authorizing the payment of such dividend or distribution.
ARTICLE VII
BOOKS AND RECORDS, FISCAL YEAR
Section 7.01. Share Register. Any records maintained by the corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be maintained on any information storage device or method; provided that the records so kept can be converted into clearly legible paper form within a reasonable time. The corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to applicable law.
Section 7.02. Fiscal Year. The fiscal year of the corporation shall be determined by the Board of Directors.
ARTICLE VIII
INDEMNIFICATION OF CERTAIN PERSONS
Section 8.01. Indemnification. The corporation shall indemnify, and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the corporation or, while a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except for claims for indemnification (following the final disposition of such proceeding) or advancement of expenses not paid in full, the corporation shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorized in the specific case by the Board of Directors of the corporation. Any amendment, repeal or modification of this Article VIII shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.
Section 8.02. Right to Advancement of Expenses. The right to indemnification conferred in this Article shall include the right to be paid by the corporation the expenses incurred in defending any Proceeding for which such right to indemnification is applicable in advance of its final disposition (an “Advancement of Expenses”); provided, however, that an Advancement of Expenses incurred by or on behalf of an Indemnitee shall be made only upon delivery to the corporation of an undertaking (hereinafter an “Undertaking”), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a “Final Adjudication”) that such Indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise.
ARTICLE IX
AMENDMENTS
Section 9.01. These Bylaws may be amended or altered by the affirmative vote of a majority of directors present at a duly held meeting provided that notice of such proposed amendment shall have been given in the notice given to the directors of such meeting. Such authority in the Board of Directors is subject to the power of the shareholders to change or repeal such Bylaws by the affirmative vote of the holders of a majority of the voting power of the shares present and entitled to vote at any annual or special meeting of shareholders called for such purpose, and the Board of Directors shall not make or alter any Bylaws fixing a quorum for meetings of shareholders, prescribing procedures for removing directors or filling vacancies in the Board of Directors, or fixing the number of directors or their classifications, qualifications, or terms of office, except that the Board of Directors may adopt or amend any Bylaw to increase their number.
ARTICLE X
SECURITIES OF OTHER CORPORATIONS
Section 10.01. Voting Securities Held by the Corporation. Unless otherwise ordered by the Board of Directors, the Chief Executive Officer shall have full power and authority on behalf of the corporation (a) to attend any meeting of security holders of other corporations in which the corporation may hold securities and to vote such securities on behalf of the corporation, (b) to execute any proxy for such meeting on behalf of the corporation, or (c) to execute a written action in lieu of a meeting of such other corporation on behalf of the corporation. At such meeting, the Chief Executive Officer shall possess and may exercise any and all rights and powers incident to the ownership of such securities that the corporation possesses. The Board of Directors or the Chief Executive Officer may, from time to time, grant such power and authority to one or more other persons.
Section 10.02. Purchase and Sale of Securities. Unless otherwise ordered by the Board of Directors, the Chief Executive Officer shall have full power and authority on behalf of the corporation to purchase, sell, transfer or encumber any and all securities of any other corporation owned by the corporation, and may execute and deliver such documents as may be necessary to effectuate such purchase, sale, transfer or encumbrance. The Board of Directors or the Chief Executive Officer may, from time to time, confer like powers upon any other person or persons.